Exhibit 10.18

REQUEST FOR FULL RECONVEYANCE

TO:           Griffiths & Turner / GT Title Services, Inc., Trustee

The undersigned represents and warrants that it is the holder and owner of the entire beneficial interest created by a Trust Deed, (the “Trust Deed”) dated as of September 17, 2010, given by Inter-Mountain Capital Corp., a Delaware corporation, to Griffiths & Turner / GT Title Services, Inc., as trustee for the benefit of World Series of Golf, Inc., a Nevada corporation, which Trust Deed was recorded September ___, 2010, as Entry No. _______________ in the official real property records of Wasatch County, Utah.  The undersigned also represents and warrants that it is the party entitled to the performance of all of the obligations described in the Trust Deed (the “Obligations”) and that it has not transferred, assigned or conveyed such Obligations or the debt secured by the Trust Deed.

All of the Obligations and conditions for reconveyance have been fully discharged and satisfied.  Accordingly, you are hereby requested and directed to cancel the Trust Deed and to reconvey, without warranty, to the person, persons, entity, or entities entitled thereto all of the estate now held by you under the same.

DATED _____________ ___, 20___.

WORLD SERIES OF GOLF, INC.

By:	/s/
Name:
Title:

STATE OF ____________             )
: ss
COUNTY OF ___________           )
The foregoing instrument was acknowledged before me this ____ day of __________ 20___ by _____________________, the ___________ of World Series of Golf, Inc., the signer of the above instrument, who duly acknowledged to me that he executed the same on behalf of such corporation.

__________________________________________ Notary Public